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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          (AMENDMENT NO. _____________)

Filed by the Registrant                                                      [X]
Filed by a Party other than the Registrant                                   [_]

Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to 240.14a-12

                         The Hartford Mutual Funds, Inc.
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                (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee paid:

[_]      Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

September 18, 2006.


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                 2006 THE HARTFORD SELECT MIDCAP GROWTH FUND AND
                 THE HARTFORD SELECT MIDCAP VALUE FUND PROXY Q&A

   We encourage you to read the Proxy Statement. However, we thought it would be helpful to provide brief answers to some questions.

Q. 1. WHAT PROPOSALS ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

A. 1.  THE HARTFORD SELECT MIDCAP GROWTH FUND:
       Shareholders of The Hartford Select MidCap Growth Fund (the "Fund"), a series of The Hartford Mutual Funds, Inc. (the "Company"), are being asked to consider one proposal (the "Proposal"): to approve a proposed sub-advisory agreement (the "Agreement") between Hartford Investment Financial Services, LLC ("HIFSCO"), the Fund's investment manager, and Hartford Investment Management Company ("Hartford Investment Management"), an affiliate of HIFSCO, pursuant to which Hartford Investment Management will replace the Fund's current sub-advisers, Chartwell Investment Partners, LP ("Chartwell"), Goldman Sachs Asset Management, LP ("GSAM") and Northern Capital Management, LLC ("Northern Capital"), and manage the Fund's assets as the sole sub-adviser.

       THE HARTFORD SELECT MIDCAP VALUE FUND:
       Shareholders of The Hartford Select MidCap Value Fund (the "Fund"), a series of The Hartford Mutual Funds, Inc. (the "Company"), are being asked to consider one proposal (the "Proposal"): to approve a proposed sub-advisory agreement (the "Agreement") between Hartford Investment Financial Services, LLC ("HIFSCO"), the Fund's investment manager, and Hartford Investment Management Company ("Hartford Investment Management"), an affiliate of HIFSCO, pursuant to which Hartford Investment Management will replace the Fund's current sub-advisers, Artisan Partners Limited Partnership ("Artisan"), Cramer Rosenthal McGlynn, LLC ("CRM") and Sterling Capital Management LLC ("Sterling"), and manage the Fund's assets as the sole sub-adviser.

Q. 2.  THE HARTFORD SELECT MIDCAP GROWTH FUND:
       HOW WILL REPLACING CHARTWELL, GSAM AND NORTHERN CAPITAL WITH HARTFORD INVESTMENT MANAGEMENT BENEFIT THE FUND AND ITS SHAREHOLDERS?

A. 2. HIFSCO believes that replacing Chartwell, GSAM and Northern Capital with Hartford Investment Management as sub-adviser to the Fund will benefit Fund shareholders by: (1) reducing costs, due to the proposed lower management fee schedule; (2) providing access to a talented and experienced portfolio manager; and (3) increasing the potential for economies of scale by providing greater opportunities for additional asset growth.

Q. 3.  THE HARTFORD SELECT MIDCAP VALUE FUND:
       HOW WILL REPLACING ARTISAN, CRM AND STERLING WITH HARTFORD INVESTMENT MANAGEMENT BENEFIT THE FUND AND ITS SHAREHOLDERS?

A. 3. HIFSCO believes that replacing Artisan, CRM and Sterling with Hartford Investment Management as sub-adviser to the Fund will benefit Fund shareholders by: (1) reducing costs, due to the proposed lower management fee schedule; (2) providing access to a talented and experienced portfolio manager; and (3) increasing the potential for economies of scale by providing greater opportunities for additional asset growth.




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                                             2006 Select Funds Proxy Q&A, Page 2

Q. 4. WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH HARTFORD INVESTMENT MANAGEMENT?

A. 4. The laws governing mutual funds require a fund to obtain shareholder approval before entering into a new advisory or sub-advisory agreement. The Fund operates pursuant to an order from the U.S. Securities and Exchange Commission that permits its investment manager to implement new investment sub-advisory agreements with sub-advisers for the Fund that are not affiliated with the investment manager with the approval of the Fund's Board of Directors but without shareholder approval (the "Order"). Under the Order, the investment manager may not enter into a sub-advisory agreement with a sub-adviser that is an "affiliated person," as defined in the Investment Company Act of 1940, as amended, of the Fund or the investment manager without that sub-advisory agreement being approved by Fund shareholders. Because Hartford Investment Management is affiliated with HIFSCO, shareholder approval of the proposed sub-advisory agreement is required.

Q. 5.  WILL THE FUND'S INVESTMENT GOAL CHANGE IF THE PROPOSAL IS APPROVED?

A. 5.  THE HARTFORD MIDCAP GROWTH FUND:
       No. The Fund's investment goal of seeking long-term capital appreciation, as well as its policy of investing primarily in mid cap growth style stocks, will remain the same. However, it is expected that Hartford Investment Management will use different strategies to achieve this goal than Chartwell, GSAM and Northern Capital currently use. It is expected that Hartford Investment Management will use a quantitative multifactor approach to bottom-up stock selection, utilizing a set of varied market factors to model each stock's relative attractiveness, with a focus on those factors driving the market. Please refer to the Proxy Statement for additional information regarding Hartford Investment Management's investment approach.

       THE HARTFORD MIDCAP VALUE FUND:
       No. The Fund's investment goal of seeking long-term capital appreciation, as well as its policy of investing primarily in mid cap value style stocks, will remain the same. However, it is expected that Hartford Investment Management will use different strategies to achieve this goal than Artisan, CRM and Sterling currently use. It is expected that Hartford Investment Management will use a quantitative multifactor approach to bottom-up stock selection, utilizing a set of varied market factors to model each stock's relative attractiveness, with a focus on those factors driving the market. Please refer to the Proxy Statement for additional information regarding Hartford Investment Management's investment approach.

Q. 6.  WILL THE PROPOSAL RESULT IN HIGHER FUND EXPENSES?

A. 6. No. The Proposal will not increase Fund expenses for either Fund. The Funds pay an advisory fee to HIFSCO and HIFSCO is responsible for paying the sub-advisory fee to Hartford Investment Management. If the Proposal is approved, HIFSCO has agreed to reduce the Funds' investment advisory fee schedule at all asset levels while the Funds' other fees will remain the same. Please refer to the Proxy Statement for further information on the reductions to the investment advisory fee schedule.






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                                             2006 Select Funds Proxy Q&A, Page 3


Q. 7.  HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL?

A. 7. Yes. The Board of Directors has reviewed and approved both Proposals, and recommends that you vote FOR the Proposals.

Q. 8.  HOW CAN I VOTE?

A. 8.  You can vote:

         o By mail: complete and return your proxy card in the addressed postage-paid envelope.

         o By telephone: call the toll-free number listed on your proxy card and follow the recorded instructions.

         o By Internet: log on to the website listed on your proxy card and follow the on-screen instructions.

       Whichever method you choose, please take the time to read the Proxy Statement before you vote.

Q. 9.  WHEN SHOULD I VOTE?

A. 9. Please vote as soon as possible. Representatives of The Hartford or Computershare Fund Services, a firm authorized by The Hartford to assist in the solicitation of proxies, may be contacting you to urge you to vote on this important matter.

Q.10.  WHERE CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THIS PROXY STATEMENT?

A.10.  For information about voting, please call toll-free 1-866-390-6174.

       To view The Hartford Mutual Funds' Annual Report for the year ended October 31, 2005, Semi-Annual Report for the period ended April 30, 2006, a copy of this Proxy Statement, or to obtain additional information about the Proxy Statement:

       Please go to www.hartfordinvestor.com (see "Your Vote Counts! Get Your 2006 Proxy Information" under "Points of Interest" on or after September 18, 2006);

       Or call 1-888-843-7824 to request a copy.



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